FOR IMMEDIATE RELEASE
Exhibit 99.1

CONTACT:	Glen L. Ponczak (Investors) (414) 524-2375 Fraser Engerman (Media) (414) 524-2733	December 18, 2013

Johnson Controls projects significant earnings growth in 2014 with higher profitability across all three businesses

MILWAUKEE - Dec. 18, 2012-Johnson Controls, (NYSE:JCI) a global multi-industrial company with core businesses in the automotive, building and energy storage industries, announced today it expects to post another successful year of profitable growth with increasing returns in fiscal 2014.
The company is discussing its fiscal 2014 forecast with financial analysts today in New York, New York. Highlights include:

•	Year-on-year segment income improvement of approximately 15 percent

•	Diluted earnings per share of approximately $3.15 to $3.30

•	Consolidated net sales of approximately $43.8 billion, up 3 percent

•	Sales and segment income increases in Automotive Experience, Building Efficiency and Power Solutions
“We are focused on market leadership in our core businesses and driving sustainable performance where we believe we can win,” said Alex Molinaroli, chief executive officer of Johnson Controls. “This is reflected in our expectations for a successful 2014 as well as the positive outlook we have provided through 2018. Johnson Controls has a heritage of consistent execution and innovation and today we will outline our plans to leverage that foundation to maximize shareholder value and continue to build our strategic position.”
Molinaroli said the company expects to build upon the strong operating momentum demonstrated in its most recent quarters, which generated strong cash flows and further improved the balance sheet.
“Significant transformation activities across the enterprise continue to drive improved execution and profitability,” Molinaroli said, “and we are working to leverage and expand our organizational capabilities enterprise-wide utilizing the Johnson Controls Operating System, which will drive new levels of success for the company.”
China is a growth opportunity across all of the company’s businesses, representing more than $8 billion in annual revenues in fiscal 2013, including the company’s non-consolidated joint ventures. Johnson Controls said it will continue making significant growth investments the Chinese market and noted that it had started construction of a new corporate headquarters building in Shanghai, reflecting the market’s growing importance.

At the meeting, Johnson Controls outlined its strategic criteria for rebalancing its portfolio of businesses to lessen its dependence on the auto sector and earn the higher valuations awarded to multi-industry companies. Molinaroli noted that portfolio management will be an on-going process.
“Active strategic and financial portfolio management is now a part of how we manage,” he said. “This involves expectations of both acquisitions and divestitures, using rigorous assessments of what are the best financial cases and where we believe we can win.”

2014 business segment and financial outlook

Today, the company provided its assumptions for its markets in 2014 as well as sales and segment income expectations for each of its businesses.

In fiscal 2014, the company expects global automotive production to increase across all the key geographies, led by an expected 11 percent growth rate in China. European production is expected to grow 2 percent versus 2013, with a North American market outlook of 6 percent growth.

Based on those market assumptions, Automotive Seating 2014 sales are expected to increase 1 to 2 percent reflecting higher volumes in North America with stabilizing volumes in Europe. The company noted that the growth in its China business is not reflected in the revenue forecast as most of the Chinese business is represented by non-consolidated joint ventures. Automotive Electronics sales are expected to decrease 2.5 to 3 percent, while Interiors sales will be level to down 1.5 percent.

Automotive Experience segment margins are expected to be approximately 4.0 to 4.2 percent reflecting higher volumes, operational improvements, especially in its metals business, and benefits from restructuring actions.

Power Solutions 2014 sales are expected to increase approximately 7 to 8 percent with higher volumes across all regions and channels with strong market share growth in China and increased production of Absorbent Glass Mat (AGM) batteries which are used in Start-Stop and other vehicles requiring deep cycling capabilities. Segment margins are expected to be approximately 16 to 16.2 percent due primarily to higher profitability in China, continued operational improvements and the benefits of vertical integration, somewhat offset by investments in advanced battery technologies and capacity expansions.

Building Efficiency sales are expected to be up 1 to 3 percent with strong emerging market growth partially offset by Global Workplace Solutions (GWS) portfolio rationalization. Segment margins are forecast to increase to 7.0 to 7.2 percent benefitting from cost discipline, pricing initiatives and GWS operating model changes.

Johnson Controls said it expects 2014 capital investments of $1.2 billion, approximately $200 million lower than in 2013. It expects to generate approximately $1.6 billion in free cash flow, providing capacity for capital expenditures, strategic acquisitions as well as previously announced share repurchases and increased dividend payments.

Mid-term financial outlook (through 2018)

Johnson Controls also provided mid-term margin guidance for each of its businesses.

Automotive Experience revenues are expected to be flat (excluding non-consolidated China) over the mid-term reflecting the impact of lower capital investments in the business and new financial performance hurdles that will lower the number of new vehicle programs the company will pursue.
Margins are expected to expand an average of 40 to 50 basis points annually to approximately 7 percent due to the benefits of vertical integration, operational improvements and commercial disciplines.

Over the mid-term, Power Solutions revenues are forecast to increase 8 to 9 percent annually due to growth in China, market share gains and an improved product mix. Margin expansion of 100-150 basis points over the period is expected due to the improved product mix and the benefits of vertical integration.

Building Efficiency organic revenues over the mid-term are expected to increase 5 to 6 percent as global markets recover and as it continues to gain share. Excluding GWS, Building Efficiency margins are expected to reach 10 percent due to the higher volumes, continued pricing initiatives, and supply chain management improvements. The company sees Building Efficiency as a priority for strategic investments.

We are confident in our 2014 outlook as we continue to focus on execution and deliver on our objectives,” Molinaroli said. “Over the long term, we have a clear vision for our portfolio and our ability to improve profitability over the long term. We are committed to disciplined capital allocation, and our strong balance sheet gives us the capacity to continue investing in our businesses while meaningfully increasing the cash we return to our shareholders.”

The Strategic Review and 2014 Outlook Meeting begins at 8:00 a.m. EST today. A webcast of the event and presentation materials are available in the Investors section of johnsoncontrols.com

About Johnson Controls
Johnson Controls is a global diversified technology and industrial leader serving customers in more than 150 countries. Our 170,000 employees create quality products, services and solutions to optimize energy and operational efficiencies of buildings; lead-acid automotive batteries and advanced batteries for hybrid and electric vehicles; and interior systems for automobiles. Our commitment to sustainability dates back to our roots in 1885, with the invention of the first electric room thermostat. Through our growth strategies and by increasing market share we are committed to delivering value to shareholders and making our customers successful. In 2013, Corporate Responsibility Magazine recognized Johnson Controls as the #14 company in its annual "100 Best Corporate Citizens" list. For additional information, please visit http://www.johnsoncontrols.com.
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Forward Looking Statement

Johnson Controls, Inc. will make statements in today's presentation that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this presentation other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this presentation, statements regarding future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance, goals or strategic portfolio decisions are forward-looking statements. Words such as “may,” “will,” “can,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Johnson Controls’ control, that could cause Johnson Controls’ actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include results that differ from assumptions underlying forward-looking statements, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, availability of raw materials and component products, currency exchange rates, and cancellation of or changes to commercial contracts, as well as other factors discussed in Item 1A of Part I of Johnson Controls’ most recent Annual Report on Form 10-K for the year ended September 30, 2013 and Johnson Controls’ subsequent Quarterly Reports on Form 10-Q. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this presentation are only made as of the date of this presentation, and Johnson Controls assumes no obligation, and disclaims any obligation, to update forward-looking statements to reflect events or circumstances occurring after the date of this presentation.

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